UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 18, 2020

Masco Corporation
(Exact name of Registrant as Specified in Charter)

Delaware	1-5794	38-1794485
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

17450 College Parkway,	Livonia,	Michigan	48152
(Address of Principal Executive Offices)			(Zip Code)
(313) 274-7400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.00 par value	MAS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.  Completion of Acquisition or Disposition of Assets.
On February 18, 2020, Masco Corporation (“Masco”) completed the previously-announced sale (the “Transaction”) of Masco Cabinetry LLC, a Delaware limited liability company (“Cabinetry”) to ACProducts, Inc., a Delaware corporation (“ACPI”). The purchase price for the Transaction was $1 billion, consisting of $850 million in cash and preferred stock issued by ACProducts Holdings, Inc., a Delaware corporation and holding company of ACPI, with a liquidation preference of $150 million. The Transaction closed in accordance with the terms of the securities purchase agreement entered into on November 14, 2019.

Item 9.01.  Financial Statements and Exhibits.
(b) Pro Forma Financial Information

The unaudited pro forma condensed consolidated balance sheet of Masco Corporation dated as of December 31, 2019 and the unaudited pro forma condensed consolidated statement of operations of Masco Corporation for the year ended December 31, 2019 are filed as Exhibit 99.2 to this Current Report on Form 8-K.

(d) Exhibits

99.1	Press release issued by Masco, dated February 18, 2020, announcing the completion of the Cabinetry sale
99.2
Unaudited pro forma condensed consolidated balance sheet of Masco Corporation dated as of December 31, 2019 and the unaudited pro forma condensed consolidated statement of operations of Masco Corporation for the year ended December 31, 2019.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MASCO CORPORATION

By:	/s/ John G. Sznewajs
Name:	John G. Sznewajs
Title:	Vice President, Chief Financial Officer

February 21, 2020

2